EXHIBIT 2.1


PAUL J. COUCHOT - State Bar No. 131934
MICHAEL D. GOOD - State Bar No. 176033
WINTHROP COUCHOT PROFESSIONAL CORPORATION 3 Civic Plaza, Suite 280 Newport Beach, CA 92660

Telephone:  (949) 720-4100
Facsimile:   (949) 720-4111

Attorneys for Debtors and Debtors-in-Possession


                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

                               SANTA ANA DIVISION




In re                                            Case No.  SA01-13495-JR

FREEREALTIME.COM, INC. and its Related Entity,   Jointly Administered with
                                                 Case No. SA01-13497JR
Debtors and Debtors-in-Possession.
                                                 In a Case Under Chapter 11 of
                                                 the Bankruptcy Code
                                                 (11 U.S.C.ss.1101 et seq.)

                                                 FIRST AMENDED JOINT CHAPTER 11
                                                 PLAN

                                                 DISCLOSURE STATEMENT HEARING
                                                 ----------------------------
                                                 Date: October 9,, 2002
                                                 Time: 10:30 a.m.
                                                 Ctrm: "5A"
                                                 411 W. Fourth Street
                                                       Santa Ana, CA

                                                 PLAN CONFIRMATION HEARING
                                                 -------------------------
                                                 Complete This Section When
                                                 Applicable

                                                 Date: [To be Set]
                                                 Time: [To be Set]
                                                 Ctrm: "5A"
                                                 411 W. Fourth Street
                                                 Santa Ana, CA
----------------------------------------------

                                       I.

                                  INTRODUCTION
                                  ------------

         FreeRealTime.com, Inc. and FreeRealTime.com Canada are the Debtors and Debtors in Possession ("Debtors") in these jointly administered Chapter 11 bankruptcy cases. On April 24, 2001, the Debtors commenced a bankruptcy case by filing voluntary Chapter 11 petitions under the United States Bankruptcy Code ("Code"), 11 U.S.C. ss. 101 et seq. This document is the First Amended Joint Chapter 11 Plan of Reorganization ("Plan") proposed by the Debtors (collectively, "Plan Proponent"). Sent to you in the same envelope as this document is the Disclosure Statement which has been approved by the Court, and which is provided to help you understand the Plan.

         The Plan is a reorganizing Plan. In other words, the Debtors intend to fund their respective obligations by distributing to each holder of a general unsecured claim their choice of either (i) cash equal to five percent (5%) of their allowed claim, payable in three (3) installments (the "Cash Election"). The first installment under the Cash Election will be equal to one and one-half percent (1.5%) of each holder's allowed claim payable on the Distribution Date defined below, and the second and third installments will each be equal to one and three-fourths percent (1.75%) of the holder's claim, payable twelve (12) and twenty-four (24) months thereafter, respectively, with an aggregate maximum of Three Hundred Thousand Dollars ($300,000) paid out to all Creditors collectively by the Debtors under the Cash Election, or (ii) newly issued shares of common stock of FRTI in an amount of shares equal to such holder's claim's pro-rata share of the total allowed general unsecured claims against both Debtors' estates (Classes 1 and 2 under the Plan), of up to eight million (8,000,000) shares to be reserved for such holders of allowed unsecured claims (the "Stock Election"). Two million (2,000,000) new shares of common stock of FRTI shall also be reserved for issuance to the Debtors' management and employees (the "Employee Shares"). None of the shares issued under the Stock Election, nor the Employee Shares, shall have anti-dilution protection, and the Debtors reserve the right to issue additional shares to potential capital investors, strategic partners, joint ventures, and/or other purposes as determined to be in the best interest of FRTI by FRTI's Board of Directors. The transferability of such shares issued under the Stock Election, as well as the Employee Shares, shall also be subject to a right of first refusal of the Debtors or their designee(s). All equity interests in the Debtors currently issued and outstanding (including common stock, stock options, and stock warrants) will be canceled. The Effective

Date of the proposed Plan shall be the first business day after the thirtieth
(30th) calendar day following the date upon which the Confirmation Order becomes a Final Order. The Distribution Date of the proposed Plan shall be the first business day following the thirtieth (30th) calendar day after the Effective Date. The Distribution Date shall also serve as the last date to file claim objections and the last date to file professional fee applications.

                                       II.

              CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS
              ----------------------------------------------------

A.       GENERAL OVERVIEW
         ----------------

         As required by the Bankruptcy Code, the Plan classifies claims and interests in various classes according to their right to priority of payments as provided in the Bankruptcy Code. The Plan states whether each class of claims or interests is impaired or unimpaired. The Plan provides the treatment each class will receive under this Plan.

B.       UNCLASSIFIED CLAIMS
         -------------------

         1. CERTAIN TYPES OF CLAIMS ARE NOT PLACED INTO VOTING CLASSES; INSTEAD THEY ARE UNCLASSIFIED. THEY ARE NOT CONSIDERED IMPAIRED AND THEY DO NOT VOTE ON THE PLAN BECAUSE THEY ARE AUTOMATICALLY ENTITLED TO SPECIFIC TREATMENT PROVIDED FOR THEM IN THE BANKRUPTCY CODE. AS SUCH, THE PROPONENT HAS NOT PLACED THE FOLLOWING CLAIMS IN A CLASS. THE TREATMENT OF THESE CLAIMS IS PROVIDED BELOW.

                  ADMINISTRATIVE EXPENSES
                  -----------------------

         Administrative expenses are claims for costs or expenses of administering the Debtor's Chapter 11 case that are allowed under Code Section 507(a)(1). The Code requires that all administrative claims be paid on the Effective Date of the Plan, unless a particular claimant agrees to a different treatment. The following chart lists ALL of the Debtor's ss. 507(a)(1) administrative claims and their treatment under this Plan.

========================================== ====================== ==============================================
NAME                                            AMOUNT OWED       TREATMENT
------------------------------------------ ---------------------- ----------------------------------------------
Winthrop Couchot                                 $100,000         Payment, in full, as of Effective Date
------------------------------------------ ---------------------- ----------------------------------------------
Latham & Watkins                                  $25,000         Payment, in full, as of Effective Date
------------------------------------------ ---------------------- ----------------------------------------------
Stradling, Yocca, et al.                           $400           Payment, in full, as of Effective Date
------------------------------------------ ---------------------- ----------------------------------------------
Kieckhafer, Schiffer & Co.                                        Payment, in full, as of Effective Date
------------------------------------------ ---------------------- ----------------------------------------------
Appleby Financial                                    -            Payment, in full, as of Effective Date
------------------------------------------ ---------------------- ----------------------------------------------
Clerk's Office Fees                                  -            Payment, in full, prior to confirmation.
------------------------------------------ ---------------------- ----------------------------------------------
Office of the U.S. Trustee Fees                      -            Payment, in full, prior to confirmation.
========================================== ====================== ==============================================
                                                   TOTAL          $125,400
========================================== ====================== ==============================================

         COURT APPROVAL OF FEES REQUIRED:
         --------------------------------

         The Court must approve all professional fees listed in this chart. For all fees except Clerk's Office fees and U.S. Trustee's fees, the professional in question must file and serve a properly noticed fee application and the Court must rule on the application. Only the amount of fees allowed by the Court will be required to be paid under this Plan.

2.       PRIORITY TAX CLAIMS
         -------------------

         Priority tax claims are certain unsecured income, employment and other taxes described by Code Section 507(a)(8). The Code requires that each holder of such a 507(a)(8) priority tax claim receive the present value of such claim in deferred cash payments, over a period not exceeding six years from the date of the assessment of such tax. The following charts list ALL of the Debtors' respective Section 507(a)(8) priority tax claims and their treatment under this Plan.

         FREEREALTIME.COM, INC.
         ----------------------

===================================== ======================= =====================================================
DESCRIPTION                                AMOUNT OWED        TREATMENT
===================================== ======================= =====================================================
o Name = State of New York                                    o  Payment in full on Effective Date
o Type of tax = Business Tax          $1,723.33               o  Total Payout amount    = $1,723.33
o Date tax assessed = 2/02/01
===================================== ======================= =====================================================

       FREEREALTIME.COM - CANADA
       -------------------------

===================================== ======================= =====================================================
DESCRIPTION                                AMOUNT OWED        TREATMENT
===================================== ======================= =====================================================
o Name = City of Calgary                             $693.53  o  Payment in full on Effective Date
o Type of tax = Business Tax                                  o  Total Payout amount = $693.53
o Date tax assessed = 2/16/01
===================================== ======================= =====================================================
o  Name = Canada Customs & Revenue                 $2,798.11  o  Payment in full on Effective Date
Agency                                                        o  Total Payout amount = $2,798.11
o Type of tax = Customs Obligation
o Date tax assessed = 1/31/01
===================================== ======================= =====================================================
o Name = Canada Customs & Revenue                    $558.68  o  Payment in full on Effective Date
Agency                                                        o  Total Payout amount = $558.68
o Type of tax = Customs Obligation
o Date tax assessed = 1/31/01
===================================== ======================= =====================================================

C.       CLASSIFIED CLAIMS AND INTERESTS
         -------------------------------

         1.       CLASSES OF SECURED CLAIMS
                  -------------------------

         The Debtors are unaware of any validly perfected secured claims filed against the Debtors' respective Chapter 11 estates.

         2.       CLASSES OF PRIORITY UNSECURED CLAIMS
                  ------------------------------------

         Certain priority claims that are referred to in Code Sections 507(a)(3), (4), (5), and (6) are required to be placed in classes. These types of claims are entitled to priority treatment as follows: the Code requires that each holder of such a claim receive cash on the Effective Date equal to the allowed amount of such claim. However, a class of unsecured priority claim holders may vote to accept deferred cash payments of a value, as of the Effective Date, equal to the allowed amount of such claims. The following chart lists all classes containing Debtor's 507(a)(3), (4), (5), and (6)26 priority unsecured claims and their treatment under this Plan:

         FREEREALTIME.COM, INC.
         ----------------------

================ ======================================== ================== =====================================
CLASS            DESCRIPTION                              IMPAIRED           TREATMENT
================ ======================================== ================== =====================================
N/A              $ 7,127.95                                      No          o Current employees will carry over their
                                                                             accrued vacation portion ($3,509.89); other
                                                                             portion paid in full in cash on Effective
                                                                             Date ($3,618.06)
================ ======================================== ================== =====================================


         FREEREALTIME.COM - CANADA
         -------------------------

================ ======================================== ================== =====================================
CLASS            DESCRIPTION                              IMPAIRED           TREATMENT
================ ======================================== ================== =====================================
N/A              $6,687.37                                       No          o Current employees will carry over their
                                                                             accrued vacation portion ($4,456.17); other
                                                                             portion paid in full in cash on Effective
                                                                             Date ($2,231.20)
================ ======================================== ================== =====================================

         3.       CLASS OF GENERAL UNSECURED CLAIMS
                  ---------------------------------

         General unsecured claims are unsecured claims not entitled to priority under Code Section 507(a). The Debtors will distribute to the holders of allowed general unsecured claims their choice of either (i) a cash equal to five percent (5%) of their allowed claim, payable in three (3) installments or (ii) a stock distribution on the Distribution Date equal to such holder's claim's PRO RATA share of the total allowed claims against both the Debtors' estates, of up to eight million (8,000,000) newly issued shares of FRTI's common stock. The Debtors will provide all Creditors with quarterly post-confirmation financial reporting.

         The following chart identifies this Plan's treatment of the class containing ALL of Debtor's general unsecured claims:


=============== ========================== =================== ====================================================
CLASS           DESCRIPTION                IMPAIRED            TREATMENT
--------------- -------------------------- ------------------- ----------------------------------------------------
1               General unsecured claims   Impaired; claims    Each holder of an allowed Class 1 claim
                (FRTI)                     in this class are   shall receive their choice of (i) cash
                                           entitled to vote    payments totaling five percent (5%) of their
                o  Total amt of            on the Plan.        allowed claim, or (ii) a stock distribution
                 claims = $5.28 million                        equal to such holder's claim's pro rata
                                                               share of total allowed claims in both
                                                               Classes 1 and 2, of up to eight million
                                                               (8,000,000) newly issued shares of FRTI
                                                               common stock.
--------------- -------------------------- ------------------- ----------------------------------------------------
2               General unsecured claims   Impaired; claims    Each holder of an allowed Class 2 claim
                (FreeRealTime.com -        in this class are   shall receive their choice of (i) cash
                Canada)                    entitled to vote    payments totaling five percent (5%) of their
                o  Total amt of            on the Plan.        allowed claim, or (ii) stock distribution
                claims =  $265,000                             equal to such holder's claim's pro rata
                                                               share of total allowed claims in both
                                                               Classes 1 and 2, of up to eight million
                                                               (8,000,000) newly issued FRTI common stock.
=============== ========================== =================== ====================================================

         4.       CLASS(ES) OF INTEREST HOLDERS
                  -----------------------------

         Interest holders are the parties who hold ownership interest (i.e., equity interest) in the Debtor. If the Debtor is a corporation, entities holding preferred or common stock in the Debtor are interest holders. If the Debtor is a partnership, the interest holders include both general and limited partners. If the Debtor is an individual, the Debtor is the interest holder. The following chart identifies this Plan's treatment of the class of interest holders:

============== =================================== ==================== ===========================================
CLASS          DESCRIPTION                         IMPAIRED             TREATMENT
-------------- ----------------------------------- -------------------- -------------------------------------------
      3        Interest holders (FRTI)             Impaired; claims     Interest holders' Interest shall be
                                                   in this class are    cancelled (including common stock, and
                                                   deemed to have       options or warrants to purchase such
                                                   rejected the Plan    common stock).
                                                   and are not
                                                   entitled to vote
                                                   on the Plan.
-------------- ----------------------------------- -------------------- -------------------------------------------
      4        Interest holders                    Unimpaired; claims   Interest holder will retain 100% of its
               (FreeRealTime.com - Canada)         in this class are    interests under the Plan (note that FRTI
                                                   deemed to have       owns 100% ownership interest in
                                                   accepted the Plan    FreeRealTime.com -Canada).
                                                   and are not
                                                   entitled to vote
                                                   on the Plan.
============== =================================== ==================== ===========================================

D.       MEANS OF PERFORMING THE PLAN
         ----------------------------

         1.       FUNDING FOR THE PLAN
         --       --------------------

         The Debtors propose to fund the Plan by distributing to holder's of allowed Class 1 and/or allowed Class 2 claims their choice of either (i) cash equal to five percent (5%) of their allowed claim, payable in three (3) installments (the "Cash Election"). The first installment under the Cash Election will be equal to one and one-half percent (1.5%) of each holder's allowed claim payable on the Distribution Date defined below, and the second and third installments will each be equal to one and three-fourths percent (1.75%) of the holder's claim, payable twelve (12) and twenty-four (24) months thereafter, respectively, with a maximum of Three Hundred Thousand Dollars ($300,000) paid out to all holders of Class 1 and 2 claims collectively by the Debtors under the Cash Election, or (ii) newly issued shares of common stock of FRTI in an amount of shares equal to such holder's claim's pro-rata share of the total allowed claims in this case, of up to eight million (8,000,000) shares reserved for the Creditors (the "Stock Election") Two million (2,000,000) new shares of common stock of FRTI shall be reserved for issuance to the Debtors' management and employees (the "Employee Shares"). None of the shares issued under the Stock Election, nor the Employee Shares, shall have anti-dilution protection, and the Debtors reserve the right to issue additional shares to potential capital investors, strategic partners, joint ventures, and/or other purposes as determined to be in the best interest of FRTI by FRTI's Board of Directors. The transferability of shares shall also be subject to a right of first refusal of the Debtors or their designee(s).

         Each holder of an allowed Class 1 and/or 2 claim's choice of either the Cash Election or the Stock Election offered under the Plan shall be reflected on the ballots sent to such holders for purposes of voting on the Plan. Holders that do not timely cast ballots or timely cast ballots but fail to specify either the Cash Election or the Stock Election shall be deemed to have made the Cash Election. The distribution to holders of Class 1 and Class 2 claims not subject to pending claim objections as of the Distribution Date that made the Cash Election will occur on the Distribution Date. All holders of Class 1 and Class 2 claims subject to pending claim objections as of the Distribution Date that make the Cash Election shall receive their first installment payment thereunder at such time that there is a final and non-appealable order allowing such claim.

         Each holder of a Class 1 and Class 2 claim that is not subject to a pending claim objection as of the Distribution Date and that has made the Stock Election shall receive their pro rata share (a described above) of eight million (8,000,000) shares of newly issues FRTI common stock. All holders of Class 1 and Class 2 claims that are subject to pending claim objections as of the Distribution Date that made the Stock Election shall receive their pro rata share of FRTI common stock once there is a final and non-appealable order allowing such claim.

         2.       POST-CONFIRMATION MANAGEMENT
                  ----------------------------

         The Debtors currently retain an aggregate work force of eight (8) individuals, including management and employees. Michael Neufeld will handle the substantial majority of day-to-day management functions, along with certain other managers (collectively, the "Management Team"). As described above, the Debtors shall reserve up to two million (2,000,000) newly issued shares of common stock in FreeRealTime.com, Inc. for issuance to management and employees pursuant to the Plan (i.e. the Employee Shares). Up to one million (1,000,000) of the Employee Shares shall be reserved for issuance as a success bonus upon Plan confirmation, and the other one million (1,000,000) of the Employee Shares shall be reserved for issuance over time pursuant to a management and employee incentive program with vesting provisions. In addition, each of the Debtors plans to enter into customary and reasonable employment agreements with its respective management, outlining management's respective duties and compensation, including salary, insurance benefits, vacation, sick leave, severance benefits, etc.

         3.       DISBURSING AGENT
                  ----------------

         FRTI shall act as the Disbursing Agent for the purpose of making all distributions provided for under the Plan. The Disbursing Agent shall serve without bond and shall receive no compensation for distribution services rendered and expenses incurred pursuant to the Plan.

                                      III.

                        TREATMENT OF MISCELLANEOUS ITEMS
                        --------------------------------

A.       EXECUTORY CONTRACTS AND UNEXPIRED LEASES
         ----------------------------------------

         1.       ASSUMPTIONS
                  -----------

         The following are the unexpired leases and executory contracts to be assumed as obligations of the reorganized Debtor under this Plan:

         Infospace Co-Brand Agreement

         Multex/Marketguide Co-Brand Agreement

         IPO.com Co-Brand Agreement

         Investors Business Daily Agreement

         Subscriber Agreements to Debtors' various subscription services(1)

         On the Effective Date, each of the unexpired leases and executory contracts listed above shall be assumed as obligations of the reorganized Debtor. The Order of the Court confirming the Plan shall constitute an Order approving the assumption of each lease and contract listed above. If you are a party to a contract or lease to be assumed and you object to the assumption of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.

         2.       REJECTIONS
                  ----------

         On the Effective Date, the following executory contracts and unexpired leases will be rejected:

         Nasdaq Market Data Agreement

         New York Stock Exchange/American Stock Exchange Market Data Agreement

         PRA Market Data Agreement

         Comtex Newsfeed Agreement

         S&P ComStock Datafeed and License Agreements

         Balboa Capital Equipment Lease

         GE Capital Equipment Lease

         Wells Fargo Lease

         All employment and consulting contracts entered into by the Debtors with various parties(2)

         The order confirming the Plan shall constitute an order approving the rejection of the lease or contract. If you are a party to a contract or lease to be rejected and you object to the rejection of your contract or lease, you must file and serve your objection to the Plan within the deadline for objecting to the confirmation of the Plan. See Disclosure Statement for the specific date.

         THE BAR DATE FOR FILING A PROOF OF CLAIM BASED ON A CLAIM ARISING FROM THE REJECTION OF A LEASE OR CONTRACT IS 30 DAYS FROM THE DATE SUCH CONTRACT IS



-----------------------------
(1) In addition to the executory agreements described above and at Exhibit "B", the Debtors are party to approximately 900 subscriber agreements which existed as of the Petition Date. The Debtors are not in default, and owe no money or other "cure" obligation with regard to such contracts. The Debtors continue to perform under the terms and conditions of such contracts.
(2) Except for those with current employees of the Debtors, as described above.

REJECTED, BUT IN ANY EVENT, NOT LATER THAN 30 DAYS AFTER THE DATE OF THE COURT'S ENTRY OF AN ORDER CONFIRMING THE DEBTORS' PLAN. Any claim based on the rejection of an executory contract or unexpired lease will be barred if the proof of claim is not timely filed, unless the Court later orders otherwise.

B.       CHANGES IN RATES SUBJECT TO REGULATORY COMMISSION APPROVAL
         ----------------------------------------------------------

         This Debtor is not subject to governmental regulatory commission approval of its rates.

C.       RETENTION OF JURISDICTION
         -------------------------

         The Court will retain jurisdiction to the extent provided by law.

                                      IV.

                         EFFECT OF CONFIRMATION OF PLAN
                         ------------------------------
A.       DISCHARGE
         ---------

         This Plan provides that upon confirmation of the Plan, Debtors shall be discharged of liability for payment of debts incurred before confirmation of the Plan to the extent specified in 11 U.S.C.ss.1141. However, the discharge will not discharge any liability imposed by the Plan.

B.       REVESTING OF PROPERTY IN THE DEBTOR
         -----------------------------------

         Except as provided in Section {V.E.}, and elsewhere in the Plan, the confirmation of the Plan revests all of the property of the respective Chapter 11 estates in the Debtors. As noted earlier, in addition to distributing up to eight million (8,000,000) newly issued shares of common stock in FRTI to the holders of allowed Class 1 and 2 claims, up to two million (2,000,000) newly issued shares of common stock of FRTI shall be reserved for issuance to the Debtors' management and employees.

C.       MODIFICATION OF PLAN
         --------------------

         The Proponent of the Plan may modify the Plan at any time before confirmation. However, the Court may require a new disclosure statement and/or revoting on the Plan if proponent modifies the plan before confirmation.

         The Proponent of the Plan may also seek to modify the Plan at any time after confirmation so long as (1) the Plan has not been substantially consummated AND (2) if the Court authorizes the proposed modifications after notice and a hearing.

D.       POST-CONFIRMATION STATUS REPORT
         -------------------------------

         Within 120 days of the entry of the order confirming the Plan, Plan Proponent shall file a status report with the Court explaining what progress has been made toward consummation of the confirmed Plan. The status report shall be served on the United States Trustee, the twenty largest unsecured creditors, and those parties who have requested special notice. Further status reports shall be filed every 120 days and served on the same entities.

E.       POST-CONFIRMATION CONVERSION/DISMISSAL
         --------------------------------------

         A creditor or party in interest may bring a motion to convert or dismiss the case underss.1112(b), after the Plan is confirmed, if there is a default in performing the Plan. If the Court orders the case converted to Chapter 7 after the Plan is confirmed, then all property that had been property of the Chapter 11 estate, and that has not been disbursed pursuant to the Plan, will revest in the Chapter 7 estate, and the automatic stay will be reimposed upon the revested property only to the extent that relief from stay was not previously granted by the Court during this case.

F.       FINAL DECREE
         ------------

         Once the estate has been fully administered as referred to in Bankruptcy Rule 3022, the Plan Proponent, or other such party as the Court shall designate in the Plan Confirmation Order, shall file a motion with the Court to obtain a final decree to close the case.

DATED:  September ____, 2002                FREEREALTIME.COM,
                                            A CALIFORNIA CORPORATION

                                            By: ____________________________
                                                     Michael Neufeld






SIGNATURES CONTINED ON NEXT PAGE
--------------------------------

DATED:  September ____, 2002                FREEREALTIME.COM CANADA,


                                            By: ____________________________
                                                    Michael Neufeld

DATED: September ___, 2002                  WINTHROP COUCHOT
                                            PROFESSIONAL CORPORATION


                                            By: _____________________________
                                                    Paul J. Couchot
                                                    Michael D. Good
                                                    William J. Wall
                                            Attorneys for Debtor and
                                            Debtor-in-Possession

                   EXHIBIT A - UNEXPIRED LEASES TO BE ASSUMED

                                     [NONE]


                EXHIBIT B - EXECUTORY CONTRACTS TO BE ASSUMED
======================================   =====================================   =====================================
CONTRACT                                 DEFAULT/DMGS                            METHODS OF CURE
--------------------------------------   -------------------------------------   -------------------------------------
Contract description = WebSite content.  Default amt = 0                         Method of curing default & loss = N/A
Contracting parties =                    Actual pecuniary loss = 0               Means of assuring performance = Debtors
1. FreeRealTime.com, Inc.                FreeRealTime.com is a provider of          anticipate continued profitable post-
2. MarketGuide, Inc./Multex, Inc.           content to MarketGuide, Inc./           confirmation operation.
                                            Multex, Inc. and also receives
                                            content.
                                         Actual pecuniary loss = 0
--------------------------------------   -------------------------------------   -------------------------------------
Contract description = Provision of      Default amt = N/A                       Method of curing default & loss = N/A
Contracting parties =                       FreeRealTime.com is a                Means of assuring performance = Debtors
1. InfoSpace, Inc.                          provider of content to                  anticipate continued profitable post-
2. FreeRealTime.com, Inc.                   InfoSpace, Inc.                         confirmation operation.
                                         Actual pecuniary loss = 0
--------------------------------------   -------------------------------------   -------------------------------------
Contract description = Provision of      Default amt = N/A                       Method of curing default & loss = N/A
   advertising space.                       FreeRealTime.com is a                Means of assuring performance = Debtors
Contracting parties =                       provider of advertising space           anticipate continued profitable post-
1. IPO.com                                  to InfoSpace, Inc.                      confirmation operation.
2. FreeRealTime.com, Inc.                Actual pecuniary loss = 0
--------------------------------------   -------------------------------------   -------------------------------------
Contract description = Provision of      Default amt = N/A                       Method of curing default & loss = N/A
   advertising space.                       FreeRealTime.com is a                Means of assuring performance = Debtors
Contracting parties =                       provider of advertising space           anticipate continued profitable post-
1. Investors Business Daily                 to Investors Business Daily             confirmation operation.
2. FreeRealTime.com, Inc.                Actual pecuniary loss = 0
--------------------------------------   -------------------------------------   -------------------------------------
Contract description = Provision of      Default amt = N/A                       Method of curing default & loss = N/A
   subscription services.                   FreeRealTime.com is a                Means of assuring performance = Debtors
Contracting parties =                       provider of online                      anticipate continued profitable post-
1. Approx. 900 online subscribers           subscription services                   confirmation operation.
2. FreeRealTime.com, Inc.                Actual pecuniary loss = 0
====================================== ===================================== =====================================

                             CERTIFICATE OF SERVICE
                             ----------------------

         I, JEANNIE MARTINEZ, declare as follows:

         I am employed in the County of Orange, State of California; I am over the age of eighteen years and am not a party to this action; my business address is 3 Civic Plaza, Suite 280, Newport Beach, California 92660, in said County and State.

         On SEPTEMBER 3, 2002, I served the following document(s): FIRST AMENDED JOINT CHAPTER 11 PLAN on each of the interested parties:

---------------------------------------- ---------------------------------------
United States Trustee's Office           FreeRealTime.com, Inc.
Ronald Reagan Federal Building           Attn:  Michael Neufeld, President
411 West Fourth Street, Suite 9041       8001 Irvine Center Drive, Suite 400
Santa Ana, CA 92701-8000                 Irvine, CA  92618
---------------------------------------- ---------------------------------------




                         ALSO, SEE ATTACHED SERVICE LIST


by the following means of service:

-------- -----------------------------------------------------------------------
[X] BY MAIL: I placed a true copy in a sealed envelope addressed as indicated above, on the above-mentioned date. I am familiar with the firm's practice of collection and processing correspondence for mailing. It is deposited with the U.S. Postal Service on that same day in the ordinary course of business. Under that practice it would be deposited with the U.S. Postal Service on that same date with postage thereon fully prepaid at Newport Beach, California in the ordinary course of business I am aware that on motion of party served, service is presumed invalid if postal cancellation date or postage meter date is more than one day after date of deposit for mailing in affidavit.
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[X]      I am employed in the office of Winthrop Couchot Professional
         Corporation, PAUL J. COUCHOT is a member of the bar of this court.
-------- -----------------------------------------------------------------------
[X[ (FEDERAL) I declare under penalty of perjury that the foregoing is true and correct.
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         Executed on SEPTEMBER 3, 2002.

                                            ---------------------------------
                                                     JEANNIE MARTINEZ

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Initials

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